SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the registrant                     /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/X/  Preliminary proxy statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive proxy statement
/ /  Definitive additional materials
/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                DECLARATION FUND
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
                                 NOT APPLICABLE

             IMPORTANT NEWS FOR MICHIGAN HERITAGE FUND SHAREHOLDERS

WHILE WE ENCOURAGE YOU TO READ THE FULL TEXT OF THE ENCLOSED PROXY STATEMENT, HERE'S A BRIEF OVERVIEW OF MAJOR MATTERS TO BE VOTED UPON.

                    Q & A ABOUT THE ENCLOSED PROXY MATERIALS

Q.   WHAT IS HAPPENING?

A. Dickinson Asset Management, Inc. ("DAMCO"), Investment Advisor to the Michigan Heritage Fund (the "Fund") has resigned, effective February 15, 1999. As a result, the Board of Trustees of the Fund has undertaken a search for a new Advisor. Unfortunately, due to the small size of the Fund and the restrictive nature of its investment policies, the Board was unable to find a suitable replacement adviser. As a result, after fully considering all options available to the Fund, the Board concluded that it would be in the best interests of the shareholders to close the Fund, wind up the Fund's affairs, and distribute the net assets of the Fund to its shareholders.

Q.   WHY AM I BEING ASKED TO VOTE ON THE PROPOSED CLOSURE OF THE FUND?

A. The Fund is a series of the Declaration Fund (the "Trust"). The Trust is an open-end management investment company organized under the laws of the state of Pennsylvania. The Trust is governed by a Declaration of Trust and by-laws. Under the Trust's Declaration of Trust, whenever the Board votes to close a fund series when that fund has outstanding shareholders, the Board must seek and obtain the approval of a majority of the outstanding shares of the fund to be closed.

Q.   HOW WILL THESE CHANGES AFFECT ME AS A FUND SHAREHOLDER?

A. If you vote to close the Fund, all assets of the Fund will be liquidated and converted to cash. The Board will set a date for closure, and all outstanding debts and expenses of the Fund through that date will be paid. The Fund will then calculate net asset value per share by dividing the total cash remaining in the Fund by the number of outstanding shares. Your shares will be redeemed at the calculated net asset value and the proceeds sent to you. You will also receive a statement from the Fund informing you of the details of your distribution; specifically interest, capital gains, return of capital etc. Once the assets of the Fund have been distributed, the Trust will file the necessary documents with the Securities and Exchange Commission and the State of Pennsylvania terminating the existence of the Fund.

Q. ARE THEIR ANY OUTSTANDING CLAIMS IN FAVOR OF THE FUND WHICH WILL NOT BE RESOLVED PRIOR TO THE FUND'S CLOSING?

A. Yes. Currently, the Board has made a claim on behalf of the Fund against DAMCO for approximately $63,000 in unreimbursed expenses voluntarily incurred by DAMCO. DAMCO is disputing the validity of the claim.

Q.   WHAT IS THE STATUS OF THE CLAIM AGAINST DAMCO?

A The Board has not yet filed suit against DAMCO. Attorneys for both parties are currently negotiating in an attempt to reach a settlement of the claim. If the Fund successfully recovers some or all of its claim against DAMCO, that amount will be distributed to all shareholders of the Fund on a pro rata basis. There can be no assurance that the Fund will be successful in its attempts to recover the disputed amounts.

Q.   HOW DO THE BOARD MEMBERS OF MY FUND SUGGEST THAT I VOTE?

A. After careful consideration, the Board members of the Fund, including the independent members, recommend that you vote "Yes" to close the Fund and distribute all the net assets of the Fund to the shareholders.

Q.   WHO  IS  PAYING  THE  COST  OF  THE  SHAREHOLDER  MEETING  AND  THIS  PROXY
     SOLICITATION?

A. The Trust is paying the costs of the Fund's shareholder meeting and proxy solicitation.

Q.   WHOM DO I CALL FOR MORE INFORMATION?

A.   Please call Shareholder Services at 1-800-353-3553
--------------------------------------------------------------------------------

                                ABOUT THE BALLOT

Shown below is the ballot that you will use to vote on the matters described above and hereafter in these proxy materials.

1. Approve the Board's decision to close the Fund, wind up its affairs, and distribute all of the Fund's net assets to the Fund's shareholders. To approve closing the Fund, choose "Yes". To keep the Fund open, choose "No". To refrain from voting, choose "Abstain".

     Yes                       No                         Abstain
     / /                       / /                        / /

Signature(s) (All registered owners of accounts shown to the left must sign. If signing for a corporation, estate or trust, please indicate your capacity or title.)

X
--------------------------------------------------------------------------------
Signature                                                      Date

X
--------------------------------------------------------------------------------
Signature                                                      Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. Mark the Item - Yes, No or Abstain. Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position.

                   THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!
--------------------------------------------------------------------------------

Declaration Fund
555 North Lane, Suite 6160
Conshohocken, PA  19428

TELEPHONE 1-800-353-3553
                                                                   March 1, 1999
Dear Shareholder:

     As you read in the Questions and Answers (Q & A) on page 1, the Adviser to your Fund has resigned and the Board has voted to close the Fund due to an inability to find a suitable replacement adviser.

     We're sending this proxy statement to you because your vote is required in order to close the Fund. Because the Fund will have no Adviser, it will be extremely difficult, if not impossible, for the Fund to continue to operate according to its prospectus. It will also be highly impractical, as well as irresponsible, for the Fund to attract new investors. As a result, the continuing expenses of the Fund will be borne by you, which may erode the value of your investment over time. There is no assurance that the Trust will ever be successful in finding a suitable replacement adviser.

     As you review these materials, please keep in mind that your Board has made every effort to protect your interests in the Fund. The Board recently instructed DAMCO to liquidate all securities in the Fund and convert the Fund's assets to cash. This action has been completed. Accordingly, there is no danger of loss to your investment resulting from a sudden decline in the market. The Board is pressing its claim against DAMCO, and if successful , will distribute any recovery to all shareholders of the Fund.

     In an effort to continue the Fund to the benefit of the shareholders, the Board actively solicited proposals from a number of potential advisers to the Fund. None of those proposals satisfied the Board that the Fund would be adequately represented. If the Fund continues without an Adviser, the Board fears that the value of the Fund's holding will deteriorate over time to the detriment of the shareholders. The Board concluded that the best way to protect and preserve shareholder assets was to close the Fund.

     Your Board of Trustees has approved the closure of the Fund and recommends that you vote "Yes" on the enclosed ballot. I encourage you to vote in favor of the proposal. Please read the enclosed materials carefully before you vote on these proposal. The materials explain in detail the reasons for the change being proposed to you by this proxy.

PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

Sincerely,

/s/ Stephen B. Tily

Chairman, Board of Trustees
--------------------------------------------------------------------------------

                                DECLARATION FUND
                           555 North Lane, Suite 6160
                             Conshohocken, PA 19428
                            TELEPHONE 1-800-353-3553

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                       MARCH 15, 1999 AND PROXY STATEMENT
                                  March 1, 1999

To the Shareholders:

You are invited to attend a special meeting of shareholders of the Michigan Heritage Fund (the "Fund"), a series of the Declaration Fund (the "Trust"):

The meeting will be held at 555 North Lane, Suite 6160, Conshohocken, Pennsylvania 19428 on Monday, March 15, 1999 at 10:00 a.m., Eastern time, for the following purposes and to transact such other business as may properly come before the meeting or any adjournment of the meeting:

1. To approve the closure of the Fund, the winding up of its affairs, and the distribution of the Fund's net assets to all shareholders of record entitled to receive such proceeds.

The Board of Trustees of your Fund has selected the close of business on February 15, 1999 as the record date for the determination of shareholders of the Fund entitled to notice of and to vote at the meeting. Shareholders are entitled to one vote for each share held.

--------------------------------------------------------------------------------
PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD. SIGN, DATE AND RETURN IT IN THE ENVELOPE PROVIDED. TO SAVE THE COST OF ADDITIONAL SOLICITATIONS, PLEASE MAIL YOUR PROXY PROMPTLY.
--------------------------------------------------------------------------------

The accompanying proxy is solicited by the Board of Trustees (the "Board") of the Declaration Fund for voting at the special meeting of shareholders to be held on Monday, March 15, 1999, and at any and all adjournments thereof (the "Meeting"). This proxy statement was first mailed to shareholders on or about March 1, 1998.

THE SERIES FUNDS. Declaration Fund ("Declaration" or the "Trust") is a "series company" that issues various series of shares. (Each series also is sometimes described herein as a "Fund.") Each series has its own investment objective and policies and operates independently for purposes of investments, dividends and redemptions.

     The series of Declaration include:

Declaration Money Market Fund
Declaration Cash
The VanderPal Protected Income and Growth Fund
The Michigan Heritage Fund

Shares of each Fund represent a proportionate interest in that Fund.

The item to be approved pursuant to this proxy only affects the shareholders of the Michigan Heritage Fund (the "Fund"). The Fund has two classes of shares; No-load and Class B shares. This proxy contains only one Item for shareholder approval, and all shareholders from both share classes are entitled to vote. The Board of Trustees of your Fund recommends that you vote "Yes" to close the Fund.. The vote required to approve the Fund's closure is described under the section of this proxy statement entitled "Miscellaneous."

The Board of Trustees has fixed the close of business on February 15, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. As of February 15, 1999, the Fund had ____________ Shares issued and outstanding.

ITEM 1. CLOSURE OF THE MICHIGAN HERITAGE FUND.

BACKGROUND

The Michigan Heritage Fund was established as a series of the Trust and declared effective by the Securities and Exchange Commission on July 8, 1997. The Board of Trustees entered into an investment advisory agreement with Dickinson Asset Management, Inc. ("DAMCO") to provide investment advisory services to the Fund prior to the Fund becoming effective. DAMCO has been the adviser to the Fund since the Fund's inception.

Pursuant to the terms of the Investment Advisory Agreement between the Trust and DAMCO, DAMCO agreed to waive receipt of some or all of its advisory fees if the Fund's ordinary operating expense ratios exceeded 1.75% Since the Fund's inception on July 8, 1997, DAMCO has waived receipt of its fees under the Investment Advisory Agreement.

Although under no obligation to do so, since the Fund's inception on July 8, 1997, DAMCO has also been reimbursing the Fund for all other Fund expenses in excess of 1.75% of the Fund's average net assets. Such a practice is common for new funds. Until a new fund grows to a certain size and becomes self-sustaining, normal expenses incurred by the Fund in the course of its operations will often have a very detrimental effect on the Fund's total return performance. Advisers to new funds will absorb these "excess" expenses in order to hold down a fund's expense ratio and enhance the Fund's investment performance.

On or about December 15, 1998, DAMCO tendered its resignation as investment adviser to the Fund. At the time of DAMCO's resignation, there was approximately $63,000 in accrued expenses to be reimbursed by DAMCO. As part of its resignation, DAMCO disavowed any responsibility for the outstanding amount.

The Board of Trustees of the Fund met on December 16, 1998 to consider DAMCO's resignation, the amounts due from DAMCO, and their effect on the Fund. At the meeting , the Board considered its options with respect to the Fund and its obligations to the Fund's shareholders. After fully considering its options with respect to the Fund, the Board issued the following directives to Fund management:

1. Until further notice, there were to be no new subscriptions accepted for Fund shares.

2. Management was directed to immediately begin a search for a new adviser to the Fund to replace DAMCO.

3. Counsel to the Fund was directed to contact counsel for DAMCO to press the Fund's claim for reimbursement of all outstanding expenses owed by DAMCO.

4. Declaration Service Company ("DSC"), the Fund's transfer agent and fund accountant, was directed to adjust the net asset value of the Fund's shares to reflect the uncollected amounts upon the occurrence of the first of the following events: (1) Any Fund shareholder requested a redemption of shares, (2) Fund Management reported to the Board that a search for a new adviser was unsuccessful, (3) Close of business on December 31, 1998, the Fund's fiscal year-end.

On December 24, 1998, DSC received a redemption request from one of the Fund's shareholders. Pursuant to Board orders, DSC adjusted the Fund's net asset value downward to reflect the uncollected expenses, and paid the redemption request. On or about December 29, 1998, management reported to the Board that all attempts to find a replacement adviser had failed.

On January 13, 1999, the Board held a special meeting to discuss its options with respect to the Fund. At that meeting, the Board was informed that the Fund's net asset value had been adjusted as a result of a redemption request. Management reported that it had been unsuccessful in finding a new adviser. Counsel to the Fund reported that there had been no progress in recovering payment from DAMCO.

BOARD OF TRUSTEES RECOMMENDATION

After fully discussing its options with respect to the Fund, at its special meeting on January 13, 1999 the Board of Trustees unanimously voted to close the Fund and to recommend closure to the Fund's shareholders.

For information about the Board's deliberations and the reasons for its recommendation, please see "Board of Trustees Evaluation" near the end of this
Item 1.

The Board recommends that shareholders vote "Yes" to close the Fund and distribute the net assets of the Fund to all shareholders of record.


BOARD OF TRUSTEES EVALUATION

At a regular meeting of the Board on January 13, 1999, the Board discussed its options with respect to the resignation of DAMCO, previously communicated to the Board. Having previously directed management of the Trust to search for a new Advisor, the Board received a report from management that a search for a new adviser had been unsuccessful. Management informed the Board that management had approached several established investment advisory firms, but because of the Fund's lack of asset strength, its very narrow investment objectives, and the existence of a large expense balance which would negatively affect the Fund's performance, each adviser had declined to go forward. Management recommended that the Board close the Fund.

The Board next considered whether to would be advisable to continue the Fund without an outside adviser. Management and the Fund's independent auditors presented a report to the Board on the likely consequences of the Fund remaining open under the current circumstances. The Board learned that, as of December 14, 1998, when DAMCO resigned, Declaration Service Company ("DSC"), the Fund's transfer agent, and Declaration Distributors, Inc. ("DDI"), the Fund's principal underwriter, ceased charging servicing fees to the Fund pending a decision by the Board concerning the Fund's future. The Board learned that, if the Fund remained open, DDI and DSC would have to begin charging fees again to cover the costs of services to the Fund. As a result, the Fund's expense ratio would increase dramatically. At the same time, without an investment adviser, the Board would have to manage the assets of the Fund. The Board agreed that it did not have the expertise to manage a portfolio of Michigan-based securities.
Accordingly, if the Board managed the Fund's assets, it would be limited to investing in money market securities only. The Board learned that, by investing the Fund's cash assets exclusively in money market securities, the earnings of the Fund would not equal the ongoing expenses incurred by the Fund. As a result, the Fund's assets would be negatively impacted and eventually, entirely depleted. Further, investing exclusively in money market securities would be a violation of the Fund's fundamental investment policy. After full discussion, it was decided that such an option would not be in the best interests of the Fund's shareholders.

The Board then considered the steps necessary to close the Fund. Counsel to the Fund and the Fund's independent auditor, Sanville and Company, informed the Board of its responsibilities and requirements for closing the Fund.

In addition, counsel to the Fund and the independent Trustees prepared and distributed an analysis of the Board's fiduciary obligations. The Trustees discussed the recommendations of management and reviewed their fiduciary obligations. There was extended discussion of, and questioning about, the Fund's future options and the ability of the Trust to continue the Fund without an outside investment adviser. As a result of their investigation and discussions, at its meeting on January 13, 1999, the Board voted to close the Fund and to recommend closure to the shareholders of the Fund for their approval.

During its deliberations, the Board used outside assistance in its analysis of the Fund's financial status and other aspects of the Fund to help evaluate the potential effects of various Board actions upon the Fund and the Trust. Throughout the review process the independent Trustees had the assistance of legal counsel.

As part of its effort to preserve the assets of the Fund until such time as the Fund's affairs wee wound up and its assets distributed, the Board sent written notice to DAMCO, instructing it to liquidate all outstanding assets of the Fund and convert all Fund assets to cash. DSC was directed to contact the Fund's custodian and direct the custodian to invest the Fund's cash in overnight, interest-bearing deposits only until further notice. The Board undertook these actions in order to preserve the assets of the Fund and to remove from the Fund any risk of asset loss due to market declines.

As a result of their investigation and consideration of the Fund's status and the options available to the Fund, at its meeting on January 13, 1999, the Board voted to close the Fund, wind up its affairs, and distribute the net assets of the Fund to all shareholders of record, and to recommend its decision to the shareholders of the Fund for their approval.

The Board of Declaration recommends that shareholders of the Fund vote "Yes" to approve the Fund's closure.
--------------------------------------------------------------------------------

OTHER INFORMATION

MISCELLANEOUS

The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement and all other costs in connection with solicitation of proxies will be paid by the Trust, including any additional solicitation made by letter, telephone or telegraph. In addition to solicitation by mail, certain officers and representatives of the Trust, and certain financial services firms and their representatives, who will receive no extra compensation for their services, may solicit proxies by telephone, telegram or personally. In addition, the Trust may retain a firm to solicit proxies on behalf of the Board, the fee for which will be borne by the party incurring the expense.

A COPY OF YOUR FUND'S ANNUAL REPORT AND ANY MORE RECENT SEMI-ANNUAL REPORT ARE AVAILABLE WITHOUT CHARGE UPON REQUEST BY WRITING TO DECLARATION FUND, P.O. BOX 844, CONSHOHOCKEN, PA 19428-0844, OR BY CALLING 1-800-___-____.

PROPOSALS OF SHAREHOLDERS

As a Pennsylvania Business Trust, Declaration Fund is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable. Since the Trust does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided. Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Trust no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Trustees of Declaration Fund is not aware of any matters that will be presented for action at the Meeting other than the matters set forth herein. Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Trust.

VOTING, QUORUM

Each share of the Fund is entitled to one vote on each matter submitted to a vote of the holders of those shares of the Fund at the Meeting; no shares have cumulative voting rights.

Each valid proxy will be voted in accordance with the instructions on the proxy and as the persons named in the proxy determine on such other business as may come before the Meeting. If no instructions are given, the proxy will be voted YES on the proxy. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to Declaration or in person at the time of the Meeting. Proxies given by telephone or electronically transmitted instruments may be counted if obtained pursuant to procedures designed to verify that such instructions have been authorized.

The only Item to be voted on by this proxy requires the affirmative vote of a "majority of the outstanding voting securities" of the Fund. The term "majority of the outstanding voting securities" as defined in the 1940 Act means: the affirmative vote of the lesser of (1) 67% of the voting securities of the Fund present at the meeting if more than 50% of the outstanding shares of the Fund are present in person or by proxy or (2) more than 50% of the outstanding shares of the Fund.

The Declaration of Trust and By-Laws of Declaration provide that the presence at a shareholder meeting in person or by proxy of at least 33.3% of the shares of a series constitutes a quorum for that series. Thus, the meeting for a particular series could not take place on its scheduled date if less than 33.3% of the shares of that series were represented. If, by the time scheduled for the meeting, a quorum of shareholders of a series is not present or if a quorum is present but sufficient votes in favor of any of the items are not received, the persons named as proxies may propose one or more adjournments of the meeting for that series to permit further soliciting of proxies from its shareholders. Any such adjournment will require the affirmative vote of a majority of the shares of the series as to which the meeting is being adjourned present (in person or by proxy) at the session of the meeting to be adjourned. The persons named as proxies will vote in favor of any such adjournment if they determine that such adjournment and additional solicitation are reasonable and in the interest of the respective series' shareholders.

In tallying shareholder votes, abstentions and "broker non-votes" (i.e., shares held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted for purposes of determining whether a quorum is present for purposes of convening the Meeting. Abstentions and broker non-votes will not be counted as "votes cast" and will have no effect on the result of the vote. The Board of Trustees of Declaration recommends a YES vote on the Item before the Fund's shareholders.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

By order of the Board of Trustees,
Stephen B. Tily
Chairman, Board of Trustees

                                    EXHIBIT A

                              HOLDERS OF MORE THAN
                             5% OF THE FUND'S SHARES

NAME AND ADDRESS              % OWNERSHIP       # SHARES       SHARE CLASS
----------------              -----------       --------       -----------

                   Thank you for mailing your ballot promptly!
We appreciate your continuing support and look forward to serving your future investment needs.

                                DECLARATION FUND

1. Approve the Board's decision to close the Fund, wind up its affairs, and distribute all of the Fund's net assets to the Fund's shareholders. To approve closing the Fund, choose "Yes". To keep the Fund open, choose "No". To refrain from voting, choose "Abstain".

     Yes                       No                         Abstain
     / /                       / /                        / /

Signature(s) (All registered owners of accounts shown to the left must sign. If signing for a corporation, estate or trust, please indicate your capacity or title.)

X
--------------------------------------------------------------------------------
Signature                                                       Date

X
--------------------------------------------------------------------------------
Signature                                                       Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark - Yes, No or Abstain.
Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, trust or estate, please indicate your title or position.

                   THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for your other accounts with the Fund. These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint David F. Ganley and Paul L. Giorgio, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held March 15, 1999, and at any adjournments thereof, as specified herein, and in accordance with their best judgement, on any other business that may properly come before this meeting. If no specification is made herein, all shares will be voted "Yes" in favor of the proposal set forth on this proxy. The proxy is solicited by the Board of Declaration which recommends that you vote "Yes" on this single Item.